Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com

Otelco Reports Second Quarter Results

ONEONTA, Alabama (August 3, 2006) - Otelco Inc. (AMEX: OTT; TSX: OTT.un), the sole wireline telephone services provider in several rural communities in Alabama and Missouri, today announced results for its second quarter ended June 30, 2006. Key quarterly highlights for Otelco include:

•	Total revenues of $11.6 million.
•	Operating income of $4.5 million.
•	Net income of $2.0 million.
•	Net income per basic and diluted share of $0.21 and $0.20 respectively.

“The second quarter was a solid quarter for Otelco financially and operationally,” said Mike Weaver, President and Chief Executive Officer of Otelco. “Total revenue for the second quarter increased 1.0% from the comparable quarter in 2005, reflecting increases in digital high-speed Internet subscribers and growth in residential bundled services. Income from operations increased 4.2% over first quarter 2006 and held constant compared to the same quarter last year. In April, we received the anticipated $3.1 million distribution for the liquidation of the Rural Telephone Bank stock. This distribution resulted in a pre-tax gain of $2.7 million in the quarter. On June 30, 2006, Otelco paid $4.3 million to its IDS holders, which represents our sixth consecutive quarterly distribution payment of interest and dividends of approximately $0.420 per Income Deposit Security (IDS).

“Operationally, our subscriber metrics were also pleasing as our rate of access line loss continued to decline,” added Weaver. “Total access line equivalents increased by 1.0% over the first quarter of 2006 as we continued to have success selling digital high-speed Internet access to our customers. Digital high-speed Internet access grew 7.7% since first quarter of this year while our long distance subscribers increased 6.1% in the same period. Our overall penetration rate of our long distance customers is now 51.4%. We slowed the quarterly decline of basic access lines to 0.4% since first quarter or 2.1% on an annualized basis since the first of the year.

“We believe our new residential bundled services plan is having a positive impact on access lines lost,” said Weaver. “Since the introduction of the plan in March of this year, approximately 25% of our Alabama residential customers have signed up for the plan. We anticipate even higher penetration of the plan in the future as the bundled offering includes a variety of services and price points to meet most residential communications needs at attractive price points.

Otelco Reports Second Quarter Results

August 3, 2006

“On July 3, 2006, we completed our acquisition of Mid-Maine Communications,” concluded Weaver. “Mid-Maine, headquartered in Bangor, Maine, had over 22,000 access line equivalents at the end of the second quarter. With both RLEC and CLEC operations, Mid-Maine offers a complete suite of voice, data, Internet and long distance services. We anticipate Mid-Maine to be immediately cash accretive and increase our free cash flow which meets our criteria for acquisitions. Financial statements of Mid-Maine and pro forma financial information for the acquisition are anticipated to be filed with the SEC in September 2006.

Overall, we are pleased with our second quarter results and operating position as we move into the remainder of 2006. We are focused on improving cash flows from our combined businesses and continuing to return cash to our shareholders.”

Distribution to IDS Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting. For the third quarter of 2006, the Board is meeting on August 10, 2006. The scheduled interest and any dividend declared will be paid on October 2, 2006 to holders of record as of the close of business on September 15, 2006. The interest payment covers the period from June 30, 2006 through September 29, 2006.

Otelco Reports Second Quarter Results

August 3, 2006

Second Quarter 2006 Financial Summary
(Dollars in thousands, except per share amounts)

			Change
	2Q 2005	2Q 2006	Amount	Percent

Revenues	$11,443	$11,558	$115	$1.0%
Operating income	$4,539	$4,537	$(2)	$(0.0)%
Interest expense	$(4,058)	$(4,241)	$183	$4.5%
Net income available to stockholders	$616	$2,054	$1,438	$233.4%
Basic net income per share	$0.06	$0.21	$0.15	$250.0%
Diluted net income per share	$0.04	$0.20	$0.16	$400.0%

Adjusted EBITDA(a)	$6,986	$7,040	$54	$0.8%
Capital expenditures	$1,225	$809	$(416)	$(34.0)%

			Change
	YTD 2005	YTD 2006	Amount	Percent

Revenues	$23,470	$23,071	$(399)	$(1.7)%
Operating income	$9,333	$8,892	$(441)	$(4.7)%
Interest expense	$(8,036)	$(8,447)	$441	$5.1%
Net income available to stockholders	$1,446	$2,298	$852	$58.9%
Basic net income per share	$0.15	$0.24	$0.09	$60.0%
Diluted net income per share	$0.10	$0.22	$0.12	$120.0%

Adjusted EBITDA(a)	$14,450	$13,923	$(527)	$(3.6)%
Capital expenditures	$2,359	$1,968	$(391)	$(16.6)%

Reconciliation of Adjusted EBITDA to Net Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Adjusted EBITDA
Net Income	$616	$2,054	$1,446	$2,298
Add: Depreciation	1,923	1,958	3,844	3,875
Interest Expense	4,028	4,059	7,985	8,102
Interest Expense - Caplet Cost	31	183	51	345
Gain/Loss from Investments	0	(2,687)	0	(2,687)
Income Tax Expense	139	1,071	566	1,233
Accretion Expense	111	111	221	221
Change in Fair Value of Derivative
Liability	(338)	(131)	(615)	(310)
Loan Fees	28	28	60	56
Amortization - Loan Cost	332	343	661	687
Amortization - Intangibles	116	51	231	103
Adjusted EBITDA	$6,986	$7,040	$14,450	$13,923

(a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income. Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP). While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP. The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage. The definition of Adjusted EBITDA corresponds to

Otelco Reports Second Quarter Results

August 3, 2006

the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein. The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

	Fourth	First	Second
	Quarter	Quarter	Quarter	% Change	Annualized
Key Operating Statistics	2005	2006	2006	Quarter	YTD
Access line equivalents (1)
Residential access lines	24,541	24,491	24,273	(0.9)%	(2.1)%
Business access lines	8,036	7,877	7,961	1.1%	(1.9)%
Total access lines	32,577	32,368	32,234	(0.4)%	(2.1)%
High-speed lines	5,962	6,800	7,323	7.7%	45.7%
Total access line equivalents	38,539	39,168	39,557	1.0%	5.3%

Long distance customers	14,438	15,618	16,566	6.1%	29.5%
Cable television customers	4,220	4,236	4,196	(0.9)%	(1.1)%
Dial-up internet customers	12,149	11,659	10,614	(9.0)%	(25.3)%

(1) We define access line equivalents as access lines, cable modems, and digital subscriber lines.

FINANCIAL DISCUSSION FOR SECOND QUARTER 2006

Revenues
Total revenues increased 1.0% in the three months ended June 30, 2006 to $11.6 million from $11.4 million in the three months ended June 30, 2005. Revenue from subscriber based services increased, offset by a decline in access revenue. Local services revenue, including long distance, in the three months ended June 30, 2006 were essentially unchanged from the three months ended June 30, 2005. Access line equivalents increased 1.0% primarily from growth in high-speed Internet customers. Network access revenue in the three months ended June 30, 2006 declined 1.2% to just under $5.2 million from just over $5.2 million in the same period of 2005. Cable television revenue in the second quarter increased 4.3% to $0.5 million in both periods. Internet revenue in the three months ended June 30, 2006 increased 12.9% to $1.5 million from $1.4 million in the three months ended June 30, 2005. This increase includes the addition of more than 2,900 new high-speed Internet customers over the last twelve months.

Operating Expenses
Operating expenses in the three months ended June 30, 2006 increased 1.7% to $7.0 million from $6.9 million the three months ended June 30 2005. Cost of services increased 5.5% to $3.2 million in the three months ended June 30, 2006 from $3.0 million in the three months ended June 30, 2005, primarily due to higher Internet, long distance and cable subscribers. Selling, general and administrative expenses decreased 2.0% to just under $1.5 million in the three months ended June 30, 2006 from just over $1.5 million in the three months ended June 30, 2005. Depreciation and amortization decreased 0.8% to $2.4 million in the three months ended June 30, 2006 and 2005.

Interest Expense
Interest expense increased 4.5% to $4.2 million in the three months ended June 30, 2006 from $4.1 million in the three months ended June 30, 2005. Increased amortization of costs associated with an interest rate cap on the Company’s existing credit facility was primarily responsible for the increase.

Otelco Reports Second Quarter Results

August 3, 2006

Adjusted EBITDA
Adjusted EBITDA for the quarter was $7.0 million, up 0.8% from the second quarter of 2005. See financial tables for a reconciliation of Adjusted EBITDA to net income.

Subsequent Events
In April, Otelco received the anticipated $3.1 million distribution for the liquidation of the Rural Telephone Bank stock. This distribution resulted in a pre-tax gain of $2.7 million in the second quarter. The gain is excluded from the Company’s calculation of EBITDA.

On July 3, 2006, Otelco completed its acquisition of Mid-Maine Communications for $37.8 million in cash, subject to adjustment as provided in the acquisition agreement. During second quarter of 2006, Mid-Maine generated total revenues of $11.1 million. The acquisition increases Otelco’s total access line equivalents from 39,000 to over 62,000. Subscriber changes during the second quarter are reported in the following table:

	Year End	Second Quarter
Mid-Maine Communications	2005	2006	% Change

Access line equivalents (1)
Rural access lines	6,207	6,096	(1.8)%
Competitive access lines	12,329	13,863	12.4%
Access lines	18,536	19,959	7.7%
Digital high-speed lines	2,363	2,819	19.3%
Total access line equivalents	20,899	22,778	9.0%

Dial-up internet customers	13,641	11,975	(12.2)%

(1) Mid-Maine defines access line equivalents as access lines plus digital subscriber lines.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the Internet, on Friday, August 4, 2006, at 11:00 a.m. ET. To participate in the call, dial 913-981-5540 and ask for the Otelco call 10 minutes prior to the start time. Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company’s Web site at http://www3.otelco.net/index.html or www.earnings.com. To listen to the live call online, please visit the Web site at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live Web cast, a replay will be available for 30 days and may be accessed by calling 719-457-0820 and using the passcode 6902340. An audio archive will be available, shortly after the call, on the Company's website at http://www3.otelco.net/index.html or www.earnings.com for approximately 30 days.

Otelco Reports Second Quarter Results

August 3, 2006

ABOUT OTELCO
Otelco Inc., headquartered in Oneonta, Alabama, is the sole wireline telephone services provider in several rural communities in Alabama, Missouri and Maine. The Company’s services include local telephone, network access, long distance, high-speed and dial-up Internet access, cable television and other telephone related services. With more than 62,000 access line equivalents, which are defined as access lines, cable modems and digital subscriber lines, Otelco is among the top 50 largest local exchange carriers in the United States based on number of access line equivalents. Otelco operates six incumbent telephone companies serving rural markets, or rural local exchange carriers, each of which can trace its history as a local telecommunications provider as far back as the early 1900s. For more information, visit the Company’s web site at www.otelco.net.

FORWARD LOOKING STATEMENTS
Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

Otelco Reports Second Quarter Results

August 3, 2006

OTELCO INC.
Consolidated Balance Sheets

	As of	As of
	December 31, 2005	June 30, 2006
Assets		(unaudited	)
Current Assets
Cash and cash equivalents	$5,569,233	$9,025,517
Accounts receivable:
Due from subscribers, net of allowance
for doubtful accounts of $163,028 and
$158,496 respectively	1,212,909	1,204,558
Unbilled revenue	1,828,104	1,853,499
Other	1,482,171	1,763,082
Materials and supplies	932,861	975,074
Prepaid expenses	504,256	437,326
Income tax receivables	749,591	749,591
Deferred income taxes	872,675	872,675
Total current assets	13,151,800	16,881,322

Property and equipment, net	44,555,611	42,661,952
Goodwill	119,431,993	119,431,993
Intangible assets, net	1,588,079	1,485,226
Investments	1,108,249	555,588
Deferred financing costs	6,971,610	6,284,735
Interest rate cap	5,318,728	6,460,374
Deferred costs - acquisition	--	85,940
Total assets	$192,126,070	$193,847,130

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,106,114	$961,175
Accrued expenses	1,692,841	3,299,229
Advanced billings and payments	1,204,680	1,184,739
Customer deposits	213,524	224,827
Total current liabilities	4,217,159	5,669,970

Deferred income taxes	15,345,890	15,345,890
other liabilities	192,769	176,308
Total deferred tax and other liabilities	15,538,659	15,522,198

Long-term notes payable, net of current portion	161,075,498	161,075,498
Derivative liability	1,830,095	1,519,632
Class B common convertible to senior subordinated notes	3,655,454	3,876,917

Stockholders’ equity
Class A Common stock, $.01 par value-authorized
20,000,000 shares issued and outstanding
9,676,733 shares	96,767	96,767
Class B Common stock, $.01 par value-authorized
800,000 shares; issued and outstanding
544,671 shares	5,447	5,447
Additional paid in capital	5,613,703	3,695,090
Retained earnings (deficit)	(805,731)	-
Accumulated other comprehensive income	899,019	2,385,611
Total stockholders’ equity	5,809,205	6,182,915

Total liabilities and stockholders’ equity	$192,126,070	$193,847,130

Otelco Reports Second Quarter Results

August 3, 2006

OTELCO INC.
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2006	2005	2006
Revenues
Local services	$4,341,025	$4,325,046	$8,769,650	$8,655,800
Network access	5,235,327	5,170,581	10,964,633	10,315,636
Cable television	516,060	538,565	1,012,178	1,081,071
Internet	1,350,112	1,523,621	2,723,158	3,018,704
Total revenues	11,442,524	11,557,813	23,469,619	23,071,211

Operating expenses
Cost of services and products	3,020,050	3,185,359	6,073,594	6,361,801
Selling, general and administrative
expenses	1,512,050	1,483,078	3,326,999	3,152,664
Depreciation and amortization	2,370,986	2,352,595	4,736,193	4,664,374
Total operating expenses	6,903,086	7,021,032	14,136,786	14,178,839

Income from operations	4,539,438	4,536,781	9,332,833	8,892,372

Other income (expense)
Interest expense	(4,057,957)	(4,241,068)	(8,035,748)	(8,447,105)
Change in fair value of derivative	337,696	130,721	615,479	310,462
Other income	47,215	2,809,270	320,691	2,996,509
Total other expense	(3,673,046)	(1,301,077)	(7,099,578)	(5,140,134)

Income before income taxes and
accretion expense	866,392	3,235,704	2,233,255	3,752,238

Income tax expense	(139,301)	(1,071,400)	(566,221)	(1,232,610)

Income before accretion expense	727,091	2,164,304	1,667,034	2,519,628

Accretion of Class B common
convertible to senior subordinated notes	(110,732)	(110,731)	(221,463)	(221,463)
Net income available to common
stockholders	$616,359	$2,053,573	$1,445,571	$2,298,165

Weighted average shares outstanding:
Basic	9,676,733	9,676,733	9,676,733	9,676,733
Diluted	10,221,404	10,221,404	10,221,404	10,221,404

Net income per share:
Basic	$0.06	$0.21	$0.15	$0.24
Diluted	$0.04	$0.20	$0.10	$0.22

Dividends declared per share	$0.18	$0.18	$0.35	$0.35